Exhibit 7


                                  SUPPLEMENT
                                      TO
                               SERIES SUPPLEMENT
               VERIZON NEW YORK DEBENTURE-BACKED SERIES 2004-1


          THIS SUPPLEMENT, dated as of January 28, 2004 (this "Supplement"), to the Series Supplement, dated as of January 15, 2004 (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-1.


          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


          1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $55,000,000 of Underlying Securities and the Trust hereby issues an additional 2,200,000 Class A-1 Certificates with an initial aggregate Certificate Principal Balance of $55,000,000 and additional Class A-2 Certificates with an initial notional amount of $55,000,000 (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis.

          2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

          3. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

          4. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          5. Headings. The headings of Sections contained in this Amendment are provided for convenience only. They form no part of this Amendment or the Series Supplement and shall not affect the construction or interpretation of this Amendment or Series Supplement or any provisions hereof or thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Series Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                    LEHMAN ABS CORPORATION

                                    By:  /s/ Paul Mitrokostas
                                         ---------------------------------
                                         Name:  Paul Mitrokostas
                                         Title: Senior Vice President


                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           not in its individual capacity
                                           but solely as Trustee on behalf
                                           of the Corporate Backed Trust
                                           Certificates,
                                           Verizon New York Debenture-Backed
                                           Series 2004-1 Trust


                                    By:  /s/ David J. Kolibachuk
                                         ---------------------------------
                                         Name:  David J. Kolibachuk
                                         Title: Vice President


                                       3